UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2018

ADAMS RESOURCES & ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-7908	74-1753147
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

17 South Briar Hollow Lane, Suite 100, Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 881-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
On August 15, 2018, GulfMark Energy, Inc. (“GulfMark”), a wholly owned subsidiary of Adams Resources & Energy, Inc. (the “Company”) entered into a Purchase and Sale Agreement (the “Purchase Agreement”), between GulfMark and ARB Oklahoma Holdings, LLC (“ARB”) pursuant to which GulfMark will acquire 100% of the issued and outstanding equity interests of Red River Vehicle Holdings, LLC (“Red River”), for approximately $10 million, subject to customary post-closing adjustments.
Closing of the transaction is subject to customary conditions, including third-party consents, entry into certain ancillary agreements, waiver and release of certain liens on Red River’s equity interests, absence of any material adverse effects (as defined in the Purchase Agreement), and certain other closing conditions. Closing is expected to occur in the fourth quarter of 2018, contingent upon satisfaction of such closing conditions.
Pursuant to the Purchase Agreement, the purchase price is subject to customary post-closing adjustment provisions, including adjustments for any inventory defects. The Purchase Agreement contains customary representations and warranties of GulfMark and Red River and indemnification provisions.

Item 9.01     Financial Statements and Exhibits.
(a) Financial Statements of Business Acquired.
As permitted by Item 9.01(a)(4) of Form 8-K, the Company intends to file the historical financial statements required by Item 9.01(a) of Form 8-K as an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed. The Company intends to submit to the Securities and Exchange Commission a waiver request pursuant to Rule 3-13 of Regulation S-X in order to seek relief from the requirements under Rule 3-05 and Article 11 of Regulation S-X to file audited financial statements related to GulfMark’s acquisition of the equity interests in Red River.
(b) Pro Forma Financial Information.
As permitted by Item 9.01(b)(2) of Form 8-K, the Company intends to file the pro forma financial information required by Item 9.01(b) of Form 8-K as an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed. The Company intends to submit to the Securities and Exchange Commission a waiver request pursuant to Rule 3-13 of Regulation S-X in order to seek relief from the requirements under Rule 3-05 and Article 11 of Regulation S-X to file the related pro forma financial information in connection with GulfMark’s acquisition of the equity interests in Red River.

(d) Exhibits.

99.1	Press Release dated August 15, 2018 issued by Adams Resources & Energy, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMS RESOURCES & ENERGY, INC.

Date:	August 15, 2018	By:	/s/ Tracy E. Ohmart
Tracy E. Ohmart
Chief Financial Officer
(Principal Financial Officer and
Principal Accounting Officer)